Exhibit 23.4

中国北京建国门外大街1号国贸写字楼2座12-14层100004

12-14th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话 Tel: +86 10 6563 7181 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

November 18, 2022

Kuke Music Holding Limited

4th Floor Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

as the “Company”

Dear Sirs,

We consent to the references to our firm on the cover page and under the heading “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Company’s prospectus on Form F-3 (the “Prospectus”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of November 2022. We also consent to the filing with the SEC of this consent letter as an exhibit to the Prospectus.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices